UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 29, 2016
Earliest Event Date requiring this Report:  August 23, 2016
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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FLORIDA	0-28331	84-1047159
(State of Incorporation or Identification No.)	(Commission File Number)	(I.R.S. Employer Organization)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 570-8889, Est. 313
 (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

At an August 23, 2016 meeting of the Company's Board of Directors, the other directors approved extending the term of existing loans made to the Company by Stewart Wallach, Chief Executive Officer and Chairman of the Company, and Jeffrey Postal, a director of the Company, to April 3, 2017. The loans provided working capital to the Company.

ITEM 8.  Other Matters.

At the August 23, 2016 Company Board of Directors' meeting, and in further board deliberations on August 26, 2016, the Company Board of Directors authorized the Company to implement a stock repurchase plan for up to $750,000 shares of Company's outstanding common stock.

The Company purchases may be made from time to time in the open market, structured repurchase programs, or in privately negotiated transactions, subject to availability.  Any repurchased shares will have the status of treasury shares and may be used, if and when needed, for general corporate purposes.  Company has no obligation to repurchase shares under the authorization, and the timing, actual number and value of the shares which are repurchased will be at the discretion of management and will depend on a number of factors, including the price of the Company's common stock, stock market conditions, corporate developments and Company financial condition. The stock repurchase plan may be discontinued at any time at the Company's discretion and continuance of the program will be reviewed and determined by the Company's Board prior to the end of the current fiscal year, being December 31, 2016.  Purchases under the stock repurchase plan will be reported to the Company's board of directors. The purchases are expected to be funded by the Company's operating cash flows or other available capital sources.

As previously reported and as part of the Company's efforts to enhance shareholder value, the Company effected a 1-for-15 reverse stock split on July 25, 2016, and Company entered into an Option Agreement, dated June 27, 2016, (the "Option Agreement") with Involve, LLC  whereby Company was granted an option to repurchase up to 25 million shares of Company Common Stock at a purchase price of $0.01 per share in five (5) increments of 5,000,000 shares (each, an "Option" and collectively the "Options") for $50,000 per Option or for a total purchase price of $250,000 in the aggregate if all Options are exercised.

Item 7.01   Regulation FD Disclosure.

The Company issued a press release on August 29, 2016 disclosing the stock repurchase plan, which press release is attached hereto as Exhibit 99.1.  The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered "filed" or incorporated by reference therein.

ITEM 9.01.    Financial Statements and Exhibits.

EXHIBIT NUMBER  EXHIBIT DESCRIPTION

99.1         August 29, 2016 Press Release by Capstone Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

Date:   August 29, 2016

By: /s/ James McClinton
Chief Financial Officer